EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-173337, Amendment No. 2 to Registration Statement No. 333-167189 and Amendment No. 1 to Registration Statement 333-150239 on Form S-3 and in Registration Statement No. 333-156084 on Form S-8 of Genesis Energy, L.P. of our report dated March 4, 2011, relating to the financial statements of Cameron Highway Oil Pipeline Company, appearing in this Current Report on Form 8-K of Genesis Energy, L.P.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
September 23, 2011